Exhibit 99.1

         INSURE.COM, INC. REPORTS SECOND QUARTER 2006 FINANCIAL RESULTS

    DARIEN, Ill., Aug. 2 /PRNewswire-FirstCall/ -- Insure.com, Inc.
(Nasdaq: QUOT) today announced financial results for the second quarter ended June 30, 2006. As previously announced, Quotesmith.com changed its name to Insure.com on May 18, 2006.

Financial Results

    Insure.com reported revenues of $3.9 million in the second quarter of 2006, a decrease of 17 percent from revenues of $4.7 million for the same quarter of last year. The net loss for the quarter was $917,000 or $.13 per share, compared to a profit of $431,000, or $.06 per share, in the second quarter of 2005.

    "We experienced a painful decline in life insurance commission revenues during the second quarter caused in large part by the closing of our underperforming Colorado call center at the end of January," said Robert Bland, chairman and CEO. "However, we believe that this sales slump is temporary. Our Darien, Illinois call center is being rebuilt with new management and high quality agents. Our new sales force, combined with a nearly $5 million ad spend in the first half, is delivering a welcome increase in the number of life insurance applications completed by phone. Our current plans call for a reduction in advertising expenses during the last half of 2006 as compared to the first half."

    Phil Perillo, chief financial officer, remarked, "We continued to experience strong revenue from the sale of non-life insurance leads in Q2. These leads generated revenue of $1.1 million in the second quarter of 2006, up 125 percent from $490,000 in the same period last year. Click revenue totaled $2.7 million for the first six months of 2006, up 175 percent from $985,000 in the same period of 2005. We expect click revenue to remain strong throughout the remainder of the year. During the first half, operations and general and administrative expenses were, as planned, nearly $750,000 below the like period of 2006."

    Insure.com has a strong balance sheet with no debt. Cash and investments at June 30, 2006 amounted to $8.7 million vs. $9.1 million at year-end 2005, even though cash flow from operations was a negative $663,000 for the second quarter. Stockholders' equity amounted to $21.5 million on June 30, 2006 as compared to $22.6 million on December 31, 2005.

    During the second quarter, Insure.com entered into a revenue-sharing agreement with a large, direct-to-consumer insurance company which calls for us to provide endorsed online and telephone life insurance brokerage services to customers of this company. Should this arrangement prove to be satisfactory to both parties going forward, it is possible that the revenues from this endeavor could become material to our operations. At the time of the signing of this agreement, Insure.com temporarily suspended its stock buyback program, which it now intends to resume, subject to market conditions. The company is currently authorized by its board to repurchase up to 634,000 additional shares in the open market or in negotiated transactions.

    As previously announced, Insure.com is engaged in efforts to sell its Evergreen, Colorado real estate that was acquired as part of the May 2004 asset acquisition of Life Quotes, Inc. This property had a net book value of $5.2 million as of June 30, 2006 and is being held on our balance sheet as an asset for sale. As of this date, the company is not able to project when and if this real estate might be sold or what the ultimate selling proceeds might be.

Business Outlook

    The following forward-looking statements reflect our expectations as of August 2, 2006. Results may be materially affected by many factors, such as fluctuations in the amount and timing of advertising expenses, changes in the performance of our telephone sales unit, changes in prospective customer buy rates, fluctuations in the online advertising markets, and various other factors not known to us or detailed here.

     -- The overall U.S. life insurance market remains stagnant in terms of commission revenue growth because of record low premiums. Term life prices have been declining for ten consecutive years and we expect this challenging market to remain throughout 2006.

     -- The up-front recognition of direct response ad expenses on our financial statements generally precedes recognition of the corresponding life commission revenues, on average, by as much as three to five months. This lag effect means that any planned increases in advertising expenditures, such as that which occurred in the first and second quarters of 2006, will have an immediate and negative financial effect on the current quarter's financial results.

     -- In 2005, approximately 85 percent of our revenues were derived from the sale of individual life insurance, with most of the balance made up of sales of non-life insurance traffic to insurance companies and agents.

About Insure.com

    Originally founded in 1984 as Quotesmith Corporation, Insure.com owns and operates a comprehensive consumer information service and companion insurance brokerage service that caters to the needs of self-directed insurance shoppers. Visitors to the Company's flagship Web site, http://www.insure.com , are able to obtain free, instant quotes from leading insurers and have the freedom to buy online or by phone from any company shown. Insure.com also plays home to over 2,000 originally authored articles on various insurance topics and also provides free insurance decision-making tools that are not available from any other single source. Insure.com generates revenues from receipt of industry-standard commissions, including back-end bonus commissions and volume-based contingent bonus commissions that are paid by participating insurance companies. We also generate advertising revenues from the sale of Web site traffic to insurance companies and various third parties. Shares of Insure.com trade on the Nasdaq Capital Market under the symbol "QUOT."

Cautions about Forward-Looking Statements

    This announcement may contain forward-looking statements that involve risks, assumptions and uncertainties pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. This announcement also contains forward-looking statements about events and circumstances that have not yet occurred and may not occur. These forward-looking statements are inherently difficult to predict. Expressions of future goals and similar expressions including, without limitation, "intend," "may," "plans," "will," "believe," "should," "could," "hope," "expects," "expected," "does not currently expect," "anticipates," "predicts," "potential" and "forecast," reflecting something other than historical fact, are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Investors should be aware that actual results may differ materially from the results predicted and reported results should not be considered an indication of future performance. Reported Web site activity and/or quotes are not necessarily indicative of any present or future revenue. The Company will not necessarily update the information in this press release if any forward-looking statement later turns out to be inaccurate. Potential risks and uncertainties include, among others, effects and costs of the consolidation of operations, concentration of common stock holdings, declines in the life insurance industry, unpredictability of future revenues, potential fluctuations in quarterly operating results, competition, the evolving nature of its business model, the timing and ultimate sale price of the Company's building in Colorado, possible write down of intangible assets and goodwill, risks associated with capacity constraints and the management of growth as well as the risks associated with the results of investigations of insurance company practices and potential terrorism threats. More information about potential factors that could affect the Company's financial results are included in the Company's Annual Report on Form 10-K for the year ended December 31, 2005 which is on file with the United States Securities and Exchange Commission. Quotesmith.com and Insure.com are service marks of Insure.com, Inc. All other names are trademarks of their respective owners. Copyright 2006. All rights reserved. Insure.com, Inc.

                                INSURE.COM, INC.
                             STATEMENT OF OPERATIONS
                      (In thousands, except per share data)
                                   (Unaudited)

                                       Quarter Ended            Six Months Ended
                                         June 30,                   June 30,
                                 ------------------------   ------------------------
                                    2006          2005         2006          2005
                                 ----------    ----------   ----------    ----------
Revenues:
  Commissions and fees           $    3,941    $    4,733   $    8,811    $    9,112
  Other                                  --             4           --             6
Total revenues                        3,941         4,737        8,811         9,118

Expenses:
  Selling & marketing                 2,446         1,378        4,951         3,360
  Operations                          1,380         1,848        2,959         3,634
  General & administrative              889           905        1,778         1,850
  Depreciation & amort                  228           240          464           494
Total expenses                        4,943         4,371       10,152         9,338
Operating income (loss)              (1,002)          366       (1,341)         (220)

Investment income (net)                  84            65          165           125
Gain (loss) on disposal
 of assets                                1            --          (29)           --

Net income (loss)                $     (917)   $      431   $   (1,205)   $      (95)

Net income (loss) per
 common share, basic
 and diluted                     $    (0.13)   $     0.06   $    (0.16)   $    (0.01)

Diluted average common
 shares and equivalents
 outstanding                          7,315         7,385        7,318         7,385

                           SELECTED BALANCE SHEET DATA
                                 (In thousands)

                                   June 30,     December 31,
                                     2006           2005
                                 ------------   ------------
Cash and equivalents             $        570   $        747
Investments                             8,092          8,362
Commissions receivable                  2,252          2,600
Land and building                       5,247          5,305
Intangibles and goodwill                5,926          6,211
Other assets                              670            830
Total assets                     $     22,757   $     24,055

Total current liabilities        $      1,218   $      1,441
Total stockholders' equity             21,539         22,614
Total liabilities &
 stockholders' equity            $     22,757   $     24,055

SOURCE  Insure.com, Inc.
    -0-                             08/02/2006
    /CONTACT: Phillip A. Perillo, Chief Financial Officer of Insure.com, Inc., +1-630-515-0170, ext. 200, phil@insure.com /
    /Web site:  http://www.insure.com /
    (QUOT)